ARTICLES OF AMENDMENT
                                                        TO
                                             ARTICLES OF INCORPORATION
                                                        OF
                                            CHICKEN KITCHEN CORPORATION

                                                       * * *

             The undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

             1.            The name of the corporation is: CHICKEN KITCHEN
                           CORPORATION:

             2. Article III of the Articles of Incorporation is hereby amended to read as follows:

                           Article III. The total number of shares which the Corporation shall have the authority to issue shall be 65,000,000 shares of Common Stock of the par value of $.0005 per share and 1,000,000 shares of Preferred Stock of the par value of $.0005 per share.

                           The authorized shares of Common Stock shall be divided into two classes, comprised of Fifty Million (50,000,000) shares of Class A Common Stock (the "Class A Common Stock") and Fifteen Million (15,000,000 shares of Class B Common Stock (the "Class B Common Stock").

                           The dividends, distributions and relative rights, privileges and limitations of Class A Common Stock and Class B Common Stock shall be in all respects identical, share for share, EXCEPT that: (i) each share of Class A Common Stock shall be entitled to One (1) vote on each matter submitted to a vote of the shareholders of the Corporation, while each share of Class B Common Stock shall be entitled to Ten Thousand (10,000) votes on each matter submitted to a vote of the shareholders of the Corporation; (ii) shares of Class A Common Stock may be issued to holders of Class B Common Stock in a stock dividend, stock split or as otherwise duly declared by the Board of Directors, while Class B Common Stock may not be issued to holders of Class A Common Stock in any such stock dividend, stock split or otherwise;
                           (iii) each share of Class B Common Stock shall at all times be directly convertible into one share of Class A Common Stock, at the option of the holder, without further consideration, while shares of Class A Common Stock shall not, in any case, be convertible into shares of Class B Common Stock; (iv) no issuance, sale or distribution of the Class B Common Stock shall be registered under the Securities Act of 1933, as amended; and (iv) any change in the relative


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                           rights;  privileges  and  limitations  of the Class B
                           Common Stock voting as a single class.



                                                        33

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                           The  Preferred  Stock may be issued from time to time
                           in series. All Preferred Stock shall be of equal rank and identical, except in respect tot he particulars that may be fixed by the board of directors. The board of directors is authorized to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series of Preferred Stock set forth below:

                           1.         The distinctive designation of all series
                                         and the number of shares that shall
                                         constitute those series;

                           2.        The annual rate of dividends payable on the
                                         shares of all series and the time,
                                         conditions and manner of payment.

                           3.       The redemption price or prices, if any, for
                                         the shares of each, any and all series.

                           4. The amount payable upon shares of each series in the event of voluntary or involuntary liquidation and the relative priority of each series in the event of liquidation.

                           5. The rights, if any, of the holders of shares of each series to convert those shares into Common Stock and the terms and conditions of that conversion.

                           6.         The voting rights, if any, of the holders
                                         of shares of each series.

             3. (a) Each share of the Corporation's outstanding Common Stock, shall be and they are hereby automatically changed (without any further act) into one share of Class A Common Stock (without any further act) EXCEPT that each person who is a record holder of outstanding Common Stock of the Corporation (the "Shares") on or prior to 5:00 p.m., East Coast time, on the date of the filing of this Amendment to the Articles of Incorporation (the "Record Date") will be entitled, with respect to all or any portion of his or its Shares, to make an election to receive one share of Class B Common Stock in full satisfaction of all rights pertaining to such Shares as provided herein. Each outstanding option, warrant, convertible Preferred Stock or other security outstanding as of the Record Date which is convertible into shares of the Corporation's Common Stock (a "Convertible Security") shall be, as of the Record Date, convertible into shares of the Corporation's Class A Common Stock EXCEPT that each person who is a record holder of a Convertible Security on or prior to 5:00 p.m., East Coast time, on the Record Date will be entitled, with respect to all or any portion of his or its Convertible Security, to make an election to receive Class B Common Stock upon conversion of such Convertible Security as provided herein.



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                           (b)      Within ten (10) days after the Record Date,
the Corporation shall prepare and mail a form of election by prepaid first class mail to the record holders of Shares and the Convertible Securities as of the record date, which Election Form shall be used by each record holder of Shares and Convertible Securities. Any such holder's election to receive Class B Stock shall have been validly made only if the Corporation shall have received at its designated office, on or prior to 5:00 p.m., East Coast Time, on February 20, 1998 (the "Election Date"), an election Form properly completed and signed in accordance with such rules as the Corporation may establish pursuant to Section 3(c). It shall be the responsibility of the record holders to assure that their Election Form was received by the Corporation on or before the Election Date.
                           (c)       The Corporation may make such rules as are
consistent with this Section 3 for the implementation of the election provided for herein as shall be necessary or desirable fully to effect such election and all such rules shall be final and binding on the holders of the Shares and Convertible Securities.
             4. The foregoing amendments were duly adopted by the directors of the Corporation on January 12, 1998. The foregoing amendments were duly adopted by the shareholders of the Corporation by written consent of the holders a number of shares of the Common
Stock, the only group entitled to vote, sufficient for approval on January 12, 1998.
Dated: January 12, 1998



                                           Christian M. DeBerdouare
                                        President



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                                            CHICKEN KITCHEN CORPORATION

                     Class B Common Stock Election Form for Common Stockholders

             Enclosed for your information is a copy of the Articles of Amendments to the Articles of Incorporation which sets forth the change of the Company's outstanding Common Stock into Class A Common Stock and/or Class B Common Stock.

             HOLDERS OF SHARES OF CHICKEN KITCHEN CORPORATION COMMON STOCK WHO DO NOT WISH TO CONVERT THEIR SHARES OF CHICKEN KITCHEN CORPORATION COMMON STOCK INTO CLASS B COMMON STOCK DO NOT NEED TO SUBMIT THIS ELECTION FORM OR ANY CERTIFICATES AT THIS TIME. EACH SHARE OF CHICKEN KITCHEN CORPORATION COMMON STOCK OWNED BY ANY SUCH NON-ELECTING HOLDER AUTOMATICALLY WILL BE CONVERTED INTO ONE (1) SHARE OF CLASS A COMMON STOCK WITHOUT ANY FURTHER ACTION.

             In order to receive Class B Common Stock, this election form must be returned to the Company with the holders certificates for shares of Common Stock of Chicken Kitchen Corporation by February 20, 1998. It is the holder's responsibility to assure delivery of such certificates and the election form by such date.

                                          CHICKEN KITCHEN CORPORATION


                                    By:_________________________________

                           Christian M. DeBerdouare

                           President




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                                            CHICKEN KITCHEN CORPORATION

                  Class B Common Stock Election Form for Preferred Stockholders

             Enclosed for your information is a copy of the Articles of Amendments to the Articles of Incorporation which sets forth the change of the Company's outstanding Common Stock into Class A Common Stock and/or Class B Common Stock.

             HOLDERS OF SHARES OF CHICKEN KITCHEN CORPORATION PREFERRED STOCK WHO DO NOT WISH TO RECEIVE CLASS B COMMON STOCK UPON THE CONVERSION OF THEIR PREFERRED STOCK DO NOT NEED TO SUBMIT THIS ELECTION FORM OR ANY CERTIFICATES AT THIS TIME. EACH SHARE OF CHICKEN KITCHEN CORPORATION PREFERRED STOCK OWNED BY ANY SUCH NON-ELECTING HOLDER WILL, UPON CONVERSION, BE CONVERTED INTO CLASS A COMMON STOCK.

             In order to receive Class B Common Stock upon conversion of your Preferred Stock, this election form must be returned to the Company with the holders certificates for shares of Preferred Stock of Chicken Kitchen Corporation by February 20, 1998. It is the holder's responsibility to assure delivery of such certificates and the election form by such date.

                                               CHICKEN KITCHEN CORPORATION


                                     By:_________________________________

                           Christian M. DeBerdouare

                           President











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